Exhibit 99.2

ALLIANCE CAPITAL MANAGEMENT L.P.

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alliance Capital Management L.P. (the “Company”) on Form 10-K for the period ending December 31, 2002 to be filed with the Securities and Exchange Commission on or about March 28, 2003 (the “Report”), I, Robert H. Joseph, Jr., Senior Vice President and Chief Financial Officer of Alliance Capital Management Corporation, general partner of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)          The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities  Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert H. Joseph, Jr.	Date: March 20, 2003
Robert H. Joseph, Jr.
Senior Vice President and Chief Financial Officer Alliance Capital Management Corporation

[A signed original of this written statement required by Section 906 has been provided to Alliance Capital Management L.P. and will be retained by Alliance Capital Management L.P. and furnished to the Securities and Exchange Commission or its staff upon request.]